Exhibit 99.1

Palisade Bio Promotes Robert McRae to Chief Operating Officer

Mr. McRae is an industry veteran with a proven track record of operational, clinical, and strategic business development execution

Carlsbad, CA – February 8, 2023 – Palisade Bio, Inc. (Nasdaq: PALI) (the “Company”), a clinical stage biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, today announced the promotion of Robert McRae to Chief Operating Officer. Additionally, the Company has announced the appointment of J.D. Finley, interim Chief Executive Officer of Palisade Bio, to its Board of Directors.

“Over the past year, Rob’s leadership and expertise have been incredibly valuable across multiple fronts including operations and business development. With his track record of execution and close proximity to the ongoing development efforts with LB1148, we believe he is ideally qualified to serve as our Chief Operating Officer. We are grateful for his continued guidance and insight. We remain dedicated to the development of therapies for acute and chronic GI complications and we believe we are positioning the Company for solid execution and potential optionality,” commented Mr. Finley.

Mr. McRae joined Palisade Bio as Senior Vice President, Operations and Strategic Development in December 2021. In his new role as Chief Operating Officer, Mr. McRae will be responsible for the oversight of the overall corporate operations as well as executing the strategic R&D and business development related initiatives for the advancement of Palisade.

Mr. McRae added, “Since joining Palisade Bio in late 2021, I have been involved in many key aspects of the Company’s internal operations and advancements of its development programs. I am pleased to step into this new role to help further the Company’s pipeline and, importantly, develop much needed therapeutics that target and improve the integrity of the intestinal barrier.”

Mr. McRae’s experience includes roles in clinical operations and management of global clinical trials in indications across all phases of development. Prior to joining Palisade Bio, Mr. McRae held several positions at Viracta Therapeutics including VP, Operations & Strategic Alliances. During his tenure Viracta, he was instrumental in developing strategic academic and pharmaceutical partnerships as well as guiding R&D operations including clinical, regulatory and translational activities to effectively execute global trials. Mr. McRae also supported Viracta’s transition from private to public. Prior to joining Viracta, Mr. McRae held positions in both business development and study management for a global clinical research organization. Mr. McRae conducted molecular biology and microbiology research at Wright State University and the United States Air Force Research Laboratory.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology and human disease to develop novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company’s lead program, LB1148, is a broad-spectrum serine protease inhibitor that acts to neutralize digestive enzymes, potentially reducing intestinal damage. In clinical studies, LB1148 has demonstrated positive results in reducing the incidence and severity of post-surgical abdominal adhesions and potentially accelerating the time to return of postoperative bowel function. LB1148’s current Phase 2 study is evaluating its effectiveness in reducing intra-abdominal adhesions, accelerating return of gastrointestinal function, and the prevention of post-operative ileus in subjects undergoing elective bowel resection (PROFILE).

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: progress of studies, including opening additional clinical trial sites, timing of results or data, progress and completion of patient enrollment, including timing thereof and the Company’s co-development partner’s expectation to complete enrollment; regulatory progress and strategy, including potential registration and commercialization of LB1148; the extent of the cash runway; the closing of the underwritten public offering; and expected proceeds from financings. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; the Company’s ability to achieve additional financing to fund future operations and the Company’s ability to comply with the continued listing requirements for Nasdaq. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2022, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com

Source: Palisade Bio